Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Reunion Neuroscience Inc. (formerly Field Trip Health Ltd.) (the “Company) of our report dated June 24, 2021 related to the consolidated financial statements of the Company for the year ended March 31, 2021 appearing in this Registration Statement being filed with the United States Securities and Exchange Commission.

/s/ MNP LLP

Chartered Professional Accountants
Licensed Public Accountants

Waterloo, Canada

November 18, 2022